UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2018

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

Tesla, Inc. is clarifying the following statement made by Elon Musk, Tesla’s Chief Executive Officer, during Tesla’s fourth quarter and full year 2017 financial results conference call held on February 7, 2018:

“[We] expect the new automated lines to arrive next month in March. And then it's already working in Germany so that’s going to be disassembled, brought out to the Gigafactory and reassembled and then go into operation at the Gigafactory. It's not a question whether it works or not. It's just a question of disassembly, transport and reassembly. So we expect to alleviate that constraint. With alleviating that constraint, that's what gets us to the roughly 2,000 to 2,500 unit per week production rate.”

The “2,000 to 2,500” units per week cited in this comment refers solely to the capacity of the additional automated battery module manufacturing equipment that is currently located in Germany, and not to Tesla’s total Model 3 production run rate or to the capacity of the automated battery module equipment that is already present at Gigafactory 1.  Tesla’s ability to meet its target of 2,500 per week by end of Q1 2018 is not dependent on the additional equipment that is currently located in Germany, as that equipment is expected to start ramping production during Q2 2018.  With respect to battery module production, Tesla’s ability to meet its target of 2,500 per week by end of Q1 2018 is dependent only on the equipment that is already present at Gigafactory 1, as well as the incremental capacity that is currently being added through the semi-automated lines that were also discussed during the conference call.

As stated in Tesla’s Fourth Quarter and Full Year 2017 Update Letter:

“We continue to target weekly Model 3 production rates of 2,500 by the end of Q1 and 5,000 by the end of Q2. It is important to note that while these are the levels we are focused on hitting and we have plans in place to achieve them, our prior experience on the Model 3 ramp has demonstrated the difficulty of accurately forecasting specific production rates at specific points in time. What we can say with confidence is that we are taking many actions to systematically address bottlenecks and add capacity in places like the battery module line where we have experienced constraints, and these actions should result in our production rate significantly increasing during the rest of Q1 and through Q2.”

This information is intended to be furnished under 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: February 9, 2018